News Release

Aflac Incorporated Announces Third Quarter Results,
Reports Third Quarter Net Earnings of $1.6 Billion,
Declares Fourth Quarter Dividend,
Increases First Quarter 2024 Dividend 19%

COLUMBUS, Ga. - November 1, 2023 - Aflac Incorporated (NYSE: AFL) today reported its third quarter results.

Total revenues were $5.0 billion in the third quarter of 2023, compared with $4.7 billion in the third quarter of 2022. Net earnings were $1.6 billion, or $2.64 per diluted share, compared with $1.8 billion, or $2.82 per diluted share a year ago.

Net earnings in the third quarter of 2023 included net investment gains of $423 million, or $0.71 per diluted share, compared with net investment gains of $199 million, or $0.31 per diluted share a year ago. These net investment gains were driven by net gains on certain derivatives and foreign currency activities of $381 million, largely driven by changes in exchange rates, a $47 million gain from an increase in the fair value of equity securities and $24 million of net gains from sales and redemptions. Net investment losses included a $29 million increase in the company's current expected credit losses (CECL) reserves and impairments.

Adjusted earnings* in the third quarter were $1.1 billion, compared with $910 million in the third quarter of 2022, reflecting an increase of 20.3%. Adjusted earnings per diluted share* increased 27.8% to $1.84 in the quarter. Variable investment income ran $13 million, or $0.02 per share, below the company's long-term return expectations. The weaker yen/dollar exchange rate negatively impacted adjusted earnings per share by $0.06.

The average yen/dollar exchange rate in the third quarter of 2023 was 144.97, or 5.4% weaker than the average rate of 137.08 in the third quarter of 2022. For the first nine months, the average exchange rate was 138.38, or 8.5% weaker than the rate of 126.65 a year ago.

Total investments and cash at the end of September 2023 were $111.3 billion, compared with $114.5 billion at September 30, 2022. The decline in the carrying amount of the portfolio is principally driven by the rise in interest rates and weakening of yen exchange rates.

Shareholders’ equity was $22.7 billion, or $38.63 per share, at September 30, 2023, compared with $19.9 billion, or $31.97 per share, at September 30, 2022. Shareholders’ equity at the end of the third quarter included a cumulative decrease of $866 million for the effect of the change in discount rate assumptions on insurance reserves, compared with a corresponding cumulative decrease of $4.1 billion at September 30, 2022 and a net unrealized loss on investment securities and derivatives of $427 million, compared with a net unrealized gain of $1.1 billion at September 30, 2022. Shareholders’ equity at the end of the third quarter also included an unrealized foreign currency translation loss of $4.5 billion, compared with an unrealized foreign currency translation loss of $4.4 billion at September 30, 2022. The annualized return on average shareholders’ equity in the third quarter was 29.1%.

For the first nine months of 2023, total revenues were down 1.8% to $14.9 billion, compared with $15.2 billion in the first nine months of 2022. Net earnings were $4.4 billion, or $7.28 per diluted share, compared with $4.2 billion, or $6.57 per diluted share, for the first nine months of 2022. Adjusted earnings for the first nine months of 2023 were $3.0 billion, or $4.97 per diluted share, compared with $2.8 billion, or $4.35 per diluted share, in 2022. Excluding the negative impact of $0.17 per share from the weaker yen/dollar exchange rate, adjusted earnings per diluted share increased 18.2% to $5.14 for the first nine months of 2023.

Shareholders’ equity excluding AOCI (or adjusted book value*) was $28.4 billion, or $48.44 per share at September 30, 2023, compared with $27.5 billion, or $44.00 per share, at September 30, 2022. The annualized adjusted return on equity excluding foreign currency impact* in the third quarter was 16.1%.

AFLAC JAPAN

In yen terms, Aflac Japan's net earned premiums were ¥285.3 billion for the quarter, or 2.8% lower than a year ago, mainly due to limited pay products reaching paid-up status and a reinsurance transaction in the first quarter partially offset by an unlock of future deferred profit liability assumptions. Adjusted net investment income increased 7.2% to ¥98.9 billion, mainly due to higher variable investment income and floating rate income. Total adjusted revenues in yen declined 0.5% to ¥385.4 billion. Pretax adjusted earnings in yen for the quarter increased 11.4% on a reported basis to ¥126.4 billion, primarily due to lower benefits and expenses partially offset by decreased revenue during the quarter. Pretax adjusted earnings increased 7.0% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment increased to 32.8%, compared with 29.3% a year ago.

For the first nine months, net earned premiums in yen were ¥855.7 billion, or 5.0% lower than a year ago. Adjusted net investment income increased 0.9% to ¥267.8 billion. Total adjusted revenues in yen were down 3.6% to ¥1.1 trillion. Pretax adjusted earnings were ¥344.1 billion, or 4.9% higher than a year ago.

In dollar terms, net earned premiums decreased 7.2% to $2.0 billion in the third quarter. Adjusted net investment income increased 2.4% to $679 million. Total adjusted revenues declined by 4.9% to $2.7 billion. Pretax adjusted earnings increased 6.4% to $869 million.

For the first nine months, net earned premiums in dollars were $6.2 billion, or 12.4% lower than a year ago. Adjusted net investment income decreased 6.7% to $1.9 billion. Total adjusted revenues were down 11.1% to $8.2 billion. Pretax adjusted earnings were $2.5 billion, or 3.2% lower than a year ago.

For the quarter, total new annualized premium sales (sales) increased 12.4% to ¥15.6 billion, or $108 million, primarily reflecting the continued rollout of the new cancer product through alliance partners, driven largely by a 23% increase in cancer insurance sales. For the first nine months, total new sales increased 16.6% to ¥44.9 billion, or $325 million.

AFLAC U.S.

Aflac U.S. net earned premiums increased 3.2% to $1.4 billion in the third quarter compared to the prior year, reflecting the strong contribution from growth initiatives. Adjusted net investment income increased 13.0% to $209 million, largely due to higher variable investment income and a shift to higher-yielding fixed-income investments as well as increased floating rate income. Total adjusted revenues were up 3.9% to $1.7 billion. Pretax adjusted earnings were $478 million, 38.6% higher than a year ago, primarily due to lower benefits driven by actuarial assumption unlocks and higher adjusted net investment income, partially offset by higher adjusted expenses. Higher expenses reflected ongoing investments in the U.S. platform, as well as a write-off of certain capitalized software development costs in the third quarter of 2023. The pretax adjusted profit margin for the U.S. segment was 28.8%, compared with 21.6% a year ago.

For the first nine months, net earned premiums increased 2.2% to $4.3 billion. Adjusted net investment income increased 8.2% to $609 million. Total adjusted revenues were up 2.4% to $5.0 billion. Pretax adjusted earnings were $1.2 billion, or 17.5% higher than a year ago.

Aflac U.S. sales increased 7.5% in the quarter to $359 million, reflecting continued improvement from investment in growth initiatives as well as productivity gains. For the first nine months of the year, total new sales increased 6.4% to $998 million.

CORPORATE AND OTHER

For the quarter, total adjusted revenues increased 57.5% to $115 million compared to the prior year, primarily due to the reinsurance transaction in the first quarter of 2023 resulting in an increase to total net earned premiums, partially offset by lower net investment income driven by a higher volume of tax credit investments. Pretax adjusted earnings were a loss of $49 million, compared with a loss of $56 million a year ago, reflecting the increase in adjusted revenue, partially offset by higher total net benefit and claims and other adjusted expenses.

For the first nine months, total adjusted revenues increased 103.2% to $384 million. Pretax adjusted earnings were a loss of $107 million, compared with a loss of $173 million a year ago.

DIVIDEND AND CAPITAL RETURNED TO SHAREHOLDERS

The board of directors declared the fourth quarter dividend of $0.42 per share, payable on December 1, 2023 to shareholders of record at the close of business on November 15, 2023, and the first quarter 2024 dividend of $0.50 per share, payable on March 1, 2024 to shareholders of record at the close of business on February 21, 2024.

In the third quarter, Aflac Incorporated deployed $700 million in capital to repurchase 9.4 million of its common shares. At the end of September 2023, the company had 86.4 million remaining shares authorized for repurchase.

OUTLOOK

Commenting on the company’s results, Chairman and Chief Executive Officer Daniel P. Amos stated: "Aflac delivered very strong earnings for both the quarter and the first nine months. We have continued to actively concentrate on numerous initiatives in the U.S. and Japan around new products and distribution strategies to set the stage for future growth.

"Looking at our operations in Japan, I am pleased that our sales results reflect improvements through agencies and alliances, including Japan Post, Dai-ichi Life and Daido Life. While it's too soon to provide details about the new medical product we introduced in mid-September, early indications show that it is being well-received. Additionally, we see products like WAYS and Child Endowment as door-openers to gain new customers, which increases opportunities to sell our third sector products.

"In the U.S., I remain encouraged by the continued improvement in the productivity of our agents and brokers as well as contribution from our growth initiatives, including group life and disability; network dental and vision; and consumer markets. As we enter into the fourth quarter, which is typically our strongest quarter of the year, we continue to work toward accelerating our momentum and reinforcing our leading position.

"We continue to generate strong capital and cash flows while maintaining our commitment to prudent liquidity and capital management. I am very pleased that 2023 marks 41 consecutive years of dividend increases, a record we treasure. Additionally, I am very happy with the Board's decision to increase the first quarter 2024 dividend 19%. We also remained in the market repurchasing shares at the historically high levels of the first three quarters of this year. We intend to continue our balanced approach of investing in growth initiatives and to drive long-term operating efficiencies while preserving the strength of underlying cash flows, which supports our dividend track record and tactical share repurchase."

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL), a Fortune 500 company, has helped provide financial protection and peace of mind for more than 67 years to millions of policyholders and customers through its subsidiaries in the U.S. and Japan. In the U.S., Aflac is the No. 1 provider of supplemental health insurance products.1 In Japan, Aflac Life Insurance Japan is the leading provider of cancer and medical insurance policies in force. The Company takes pride in being there for its policyholders when they need us most, as well as being included in 2023 in the World’s Most Ethical Companies by Ethisphere for 17 consecutive years, Fortune’s World’s Most Admired Companies for 22 years and Bloomberg’s Gender-Equality Index for the fourth consecutive year. In addition, the Company became a signatory of the Principles for Responsible Investment (PRI) in 2021 and has been included in the Dow Jones Sustainability North America Index (2022) for nine years. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/espanol. Investors may learn more about Aflac Incorporated and its commitment to corporate social responsibility and sustainability at investors.aflac.com under “Sustainability.”
1 LIMRA 2022 U.S. Supplemental Health Insurance Total Market Report

A copy of Aflac’s financial supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 8:00 a.m. (ET) on November 2, 2023.

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change
Total revenues	$4,950	$4,704	5.2%
Benefits and claims, net	1,860	2,076	(10.4)
Total acquisition and operating expenses	1,285	1,299	(1.1)
Earnings before income taxes	1,805	1,329	35.8
Income taxes	236	(452)
Net earnings	$1,569	$1,781	(11.9)%
Net earnings per share – basic	$2.65	$2.83	(6.4)%
Net earnings per share – diluted	2.64	2.82	(6.4)
Shares used to compute earnings per share (000):
Basic	591,246	629,350	(6.1)%
Diluted	593,596	631,946	(6.1)
Dividends paid per share	$0.42	$0.40	5.0%

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

NINE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change
Total revenues	$14,923	$15,192	(1.8)%
Benefits and claims, net	6,108	6,833	(10.6)
Total acquisition and operating expenses	3,843	4,028	(4.6)
Earnings before income taxes	4,972	4,331	14.8
Income taxes	581	109
Net earnings	$4,391	$4,222	4.0%
Net earnings per share – basic	$7.31	$6.60	10.8%
Net earnings per share – diluted	7.28	6.57	10.8
Shares used to compute earnings per share (000):
Basic	600,991	639,862	(6.1)%
Diluted	603,419	642,597	(6.1)
Dividends paid per share	$1.26	$1.20	5.0%

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

SEPTEMBER 30,	2023	2022	% Change
Assets:
Total investments and cash	$111,306	$114,528	(2.8)%
Deferred policy acquisition costs	8,771	8,666	1.2
Other assets	5,034	5,521	(8.8)
Total assets	$125,111	$128,715	(2.8)%
Liabilities and shareholders’ equity:
Policy liabilities	$86,028	$92,586	(7.1)%
Notes payable and lease obligations	6,961	7,518	(7.4)
Other liabilities	9,453	8,665	9.1
Shareholders’ equity	22,669	19,946	13.7
Total liabilities and shareholders’ equity	$125,111	$128,715	(2.8)%
Shares outstanding at end of period (000)	586,897	623,868	(5.9)%

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

NON-U.S. GAAP FINANCIAL MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that cannot be predicted or that are outside management’s control. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest cash flows from derivatives associated with notes payable but excluding any nonrecurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

•Adjusted return on equity is adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income (AOCI). Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency impact is adjusted earnings excluding the current period foreign currency impact divided by average shareholders’ equity, excluding AOCI. The Company considers adjusted return on equity excluding foreign currency impact important as it excludes changes in foreign currency and components of AOCI, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency impact is ROE as determined using net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign exchange risks in the Company's Japan segment or in Corporate and other. These amortized hedge costs/ income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the term of the hedge. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/ income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less AOCI as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude AOCI, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.

•Adjusted book value including unrealized foreign currency translation gains and losses is adjusted book value plus unrealized foreign currency translation gains and losses. Adjusted book value including unrealized foreign currency translation gains and losses per common share is adjusted book value plus unrealized foreign currency translation gains and losses at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value including unrealized foreign currency translation gains and losses, and its related per share financial measure, important as they exclude certain components of AOCI, which fluctuate due to market movements that are outside management's control; however, it includes the impact of foreign currency as a result of the significance of Aflac’s Japan operation. The most comparable U.S. GAAP financial measures for adjusted book value including unrealized foreign currency translation gains and losses and adjusted book value including unrealized foreign currency translation gains and losses per common share are total book value and total book value per common share, respectively.

•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest cash flows from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest cash flows from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change

Net earnings	$1,569	$1,781	(11.9)%

Items impacting net earnings:
Adjusted net investment (gains) losses	(504)	(222)
Other and non-recurring (income) loss	(3)	(1)
Income tax (benefit) expense on items excluded from adjusted earnings [1]	33	(648)

Adjusted earnings	1,095	910	20.3%
Current period foreign currency impact [2]	33	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$1,128	$910	24.0%

Net earnings per diluted share	$2.64	$2.82	(6.4)%

Items impacting net earnings:
Adjusted net investment (gains) losses	(0.85)	(0.35)
Other and non-recurring (income) loss	(0.01)	—
Income tax (benefit) expense on items excluded from adjusted earnings [1]	0.06	(1.03)

Adjusted earnings per diluted share	1.84	1.44	27.8%
Current period foreign currency impact [2]	0.06	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact [3]	$1.90	$1.44	31.9%

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

1    Primarily reflects release of $695 million in deferred taxes in the third quarter of 2022.
2    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
3    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

NINE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change

Net earnings	$4,391	$4,222	4.0%

Items impacting net earnings:
Adjusted net investment (gains) losses	(1,363)	(923)
Other and non-recurring (income) loss	(38)	(1)
Income tax (benefit) expense on items excluded from adjusted earnings [1]	12	(501)

Adjusted earnings	3,001	2,797	7.3%
Current period foreign currency impact [2]	100	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$3,101	$2,797	10.9%

Net earnings per diluted share	$7.28	$6.57	10.8%

Items impacting net earnings:
Adjusted net investment (gains) losses	(2.26)	(1.44)
Other and non-recurring (income) loss	(0.06)	—
Income tax (benefit) expense on items excluded from adjusted earnings [1]	0.02	(0.78)

Adjusted earnings per diluted share	4.97	4.35	14.3%
Current period foreign currency impact [2]	0.17	N/A
Adjusted earnings excluding current period foreign currency impact [3]	$5.14	$4.35	18.2%

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

1 Primarily reflects release of $695 million in deferred taxes in the third quarter of 2022.
2    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
3    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change

Net investment (gains) losses	$(423)	$(199)	112.6%

Items impacting net investment (gains) losses:
Amortized hedge costs	(26)	(28)
Amortized hedge income	25	19
Net interest cash flows from derivatives associated with certain investment strategies	(88)	(26)
Interest rate component of the change in fair value of foreign currency swaps on notes payable[1]	8	13

Adjusted net investment (gains) losses	$(504)	$(222)	127.0%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change

Net investment income	$1,004	$920	9.1%

Items impacting net investment income:
Amortized hedge costs	(26)	(28)
Amortized hedge income	25	19
Net interest cash flows from derivatives associated with certain investment strategies	(88)	(26)

Adjusted net investment income	$915	$885	3.4%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

NINE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change

Net investment (gains) losses	$(1,101)	$(885)	24.4%

Items impacting net investment (gains) losses:
Amortized hedge costs	(148)	(84)
Amortized hedge income	92	44
Net interest cash flows from derivatives associated with certain investment strategies	(239)	(36)
Interest rate component of the change in fair value of foreign currency swaps on notes payable[1]	32	38

Adjusted net investment (gains) losses	$(1,363)	$(923)	47.7%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

NINE MONTHS ENDED SEPTEMBER 30,	2023	2022	% Change

Net investment income	$2,946	$2,760	6.7%

Items impacting net investment income:
Amortized hedge costs	(148)	(84)
Amortized hedge income	92	44
Net interest cash flows from derivatives associated with certain investment strategies	(239)	(36)

Adjusted net investment income	$2,651	$2,684	(1.2)%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

SEPTEMBER 30,	2023	2022	% Change
U.S. GAAP book value	$22,669	$19,946
Less:
Unrealized foreign currency translation gains (losses)	(4,484)	(4,374)
Unrealized gains (losses) on securities and derivatives	(427)	1,102
Effect of changes in discount rate assumptions	(866)	(4,075)
Pension liability adjustment	17	(158)
Total AOCI	(5,760)	(7,505)
Adjusted book value	$28,429	$27,451
Add:
Unrealized foreign currency translation gains (losses)	(4,484)	(4,374)
Adjusted book value including unrealized foreign currency translation gains (losses)	$23,945	$23,077

Number of outstanding shares at end of period (000)	586,897	623,868

U.S. GAAP book value per common share	$38.63	$31.97	20.8%
Less:
Unrealized foreign currency translation gains (losses) per common share	(7.64)	(7.01)
Unrealized gains (losses) on securities and derivatives per common share	(0.73)	1.77
Effect of changes in discount rate assumptions per common share	(1.48)	(6.53)
Pension liability adjustment per common share	0.03	(0.25)
Total AOCI per common share	(9.81)	(12.03)
Adjusted book value per common share	$48.44	$44.00	10.1%
Add:
Unrealized foreign currency translation gains (losses) per common share	(7.64)	(7.01)
Adjusted book value including unrealized foreign currency translation gains (losses) per common share	$40.80	$36.99	10.3%

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED SEPTEMBER 30,	2023	2022
U.S. GAAP ROE - Net earnings[1]	29.1%	36.1%
Impact of excluding unrealized foreign currency translation gains (losses)	(4.5)	(5.1)
Impact of excluding unrealized gains (losses) on securities and derivatives	0.8	2.7
Impact of excluding effect of changes in discount rate assumptions	(3.1)	(7.1)
Impact of excluding pension liability adjustment	—	(0.2)
Impact of excluding AOCI	(6.8)	(9.7)
U.S. GAAP ROE - less AOCI	22.3	26.4
Differences between adjusted earnings and net earnings[2]	(6.7)	(12.9)
Adjusted ROE - reported	15.6	13.5
Less: Impact of foreign currency[3]	(0.5)	N/A
Adjusted ROE, excluding impact of foreign currency	16.1	13.5

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

NINE MONTHS ENDED SEPTEMBER 30,	2023	2022
U.S. GAAP ROE - Net earnings[1]	27.4%	30.4%
Impact of excluding unrealized foreign currency translation gains (losses)	(4.0)	(3.7)
Impact of excluding unrealized gains (losses) on securities and derivatives	(0.6)	6.2
Impact of excluding effect of changes in discount rate assumptions	(1.5)	(11.5)
Impact of excluding pension liability adjustment	—	(0.2)
Impact of excluding AOCI	(6.1)	(9.2)
U.S. GAAP ROE - less AOCI	21.3	21.3
Differences between adjusted earnings and net earnings[2]	(6.7)	(7.2)
Adjusted ROE - reported	14.6	14.1
Less: Impact of foreign currency[3]	(0.5)	N/A
Adjusted ROE, excluding impact of foreign currency	15.0	14.1

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of foreign currency is calculated by restating all foreign currency components of the income statement to the weighted average foreign currency exchange rate for the comparable prior year period. The impact is the difference of the restated adjusted earnings compared to reported adjusted earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2023	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(1.7)%	2.4%
Adjusted net investment income[4]	3.4	5.4
Total benefits and expenses	(6.7)	(3.0)
Adjusted earnings	20.3	24.0
Adjusted earnings per diluted share	27.8	31.9

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2023	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(5.6)%	(0.6)%
Adjusted net investment income[4]	(1.2)	1.3
Total benefits and expenses	(8.0)	(3.2)
Adjusted earnings	7.3	10.9
Adjusted earnings per diluted share	14.3	18.2

All relevant prior-year amounts have been adjusted for the adoption of accounting guidance on January 1, 2023 related to accounting for long-duration insurance contracts.

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including inflation and the continued effects caused by COVID-19
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•concentration of the Company's investments in any particular single-issuer or sector
•major public health issues, including COVID-19 and any resulting or coincidental economic effects, on the Company's business and financial results
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics (such as COVID-19), tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264; 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com